Real Property TransferAgreement

[Unofficial Translation]

Transferor: Wuxi Boiler Unit Ltd. (hereinafter referred to as Party A)

Transferee:  Wuxi Huayang Electrical Equipment Ltd. (hereinafter referred to as Party B)

This Contract is made by and between the Parties on the matter of transfer of the real property from Party A to Party B in accordance with the Contract Law of the People’s Republic of China and other relevant laws under the principles of equality, mutual- benefit, and valuable consideration.

I           Party A’s Representations and Warrants Regarding the Real Property Title

Party A is located in Tuotang Bang, Qianzhou Town, Wuxi City. Party A has obtained the Certificate of Title Deed and shall be responsible for the current conditions for such real property;

II           Party A’s Representations and Warrants Regarding the Rights to Sell

Party A has gained the Report of Property Assessment Statement issued by the qualified appraisal institution. All the contents and amount shall be subject to the Report.

III           Party B’s Representations and Warrants Regarding the Rights to Purchase

Assume Party A has fulfilled his obligation under the Article 1 and Article 2, and only under such situation that Party B is willing to sign this contract of purchasing the entire title of the real property.

IV          the Purchase Price of the Real Property

The parties agree that the purchase price of the real property shall be 42.558 million RMB.

V           Payment Terms

1.           Upon the signing of the Real Property Purchase Contract, the Party B shall make the down payment amount as two-thirds of the total purchase price.

2.           The balance shall be settled within one year before Party B proceeds with the real property transfer procedure.

VI          Liability for breach of the Contract

1.           Once the contract has been signed, Party B shall deliver a written notice to Party A if Party B wants to withdraw from the contract, in such case, Party A shall return all the payment made by Party B without any interests within 3 business days, however Party A is entitled to obtain the down payment; Party A shall deliver a written notice to Party B if Party A wants to withdraw from the contract, in such case, in addition to return all the payment made by Party B, Party A also shall repay the down payment  in double within 3 business days.

2.           In the event that Party B fails to make the payment in accordance with the time limit provided in Article V, Party A is entitled to claim the interest with respect to the past due un-paid amount.  The Party B shall be liable for a late penalty fee equals to 0.04% of the past due un-paid amount.  In the event that the payment has not been made for more than 15 days, then Party B is deemed to breach the contract and the Party A is entitled to obtain the down payment.

3.           Party A shall clear the premises within 7 business days upon the receipt of entire purchase payment. The Party A shall be liable for a late penalty fee equals to 0.04% of the payment made by Party B.  In the event that Party fails to do so for more than 15 days, then Party A is deemed to breach the contract.

VII         the Terms the Parties Enter into an Agreement upon the Delivery of the Real Property

1.           There is no any unpaid bill on the real property, such as the bill for telephone, electricity, water etc.;

2.           There is no destruction of any fixture;

3.           There is no destruction of the real property that influences the usage and appearance of the real property.

VIII       the Agreement regarding the procedures of real property transfer

1.           Upon the signing of the contract, the Parties shall apply to the local administrative authority of real property transaction to go through the real property transfer procedures and obtain the Certificate of Title Deed in accordance with the relevant regulations.

2.           During the period that the real property has not been transferred, in case that Party B indicates to transfer the real property in order to get a mortgage loan for the demand of money of necessity, Party A shall provide active support and assistance by going through the procedures required by the financial institutions and signing the documents as requested by Party B.

3.           During the period that the real property has not been transferred, in case that the real property is included into the scope of demolition to accommodate the needs of urban construction, Party A shall provide active support and assistance by going through the procedures required by the relevant administrative authority and signing the documents as requested by Party B. The compensation and resettlement for the demolition shall be obtained by Party B.

IX          the Terms Regarding the Issues not Covered by the Contract

Any issues not covered hereunder shall be made into a Supplementary Agreement. The Supplementary Agreement and annexes hereto shall be an integral part of this Contract bearing the same legal effect.  Any dispute arising from or in connection with this Contract shall be settled by negotiation between the Parties.

X           Effectiveness

The Contract is made in four original copies held by each party with two.  This Contract shall be effective upon the signing and stamping.

Party A:  [Stamp]Wuxi Boiler Unit Ltd.

/s/ Lihua Tang

                Lihua Tang

Date:       March 12, 2007

Party B:   [Stamp] Wuxi Huayang Electrical Equipment Ltd.

/s/ Lihua Tang

                 Lihua Tang

Date:       March 12, 2007